     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 1995

                                                       REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                                  TENNECO INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

              PLAN: TEXAS
            ISSUER: DELAWARE                       ISSUER: 76-0233548
    (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

    TENNECO BUILDING, HOUSTON, TEXAS                     77002
    (ADDRESS OF PRINCIPAL EXECUTIVE                    (ZIP CODE)
                OFFICES)

                            TENNECO INC. THRIFT PLAN
                            (FULL TITLE OF THE PLAN)

                                  M. W. MEYER
                   VICE PRESIDENT AND DEPUTY GENERAL COUNSEL
                                  TENNECO INC.
                                TENNECO BUILDING
                              HOUSTON, TEXAS 77002
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                           TELEPHONE: (713) 757-2131
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ----------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                            PROPOSED        PROPOSED
                                             MAXIMUM        MAXIMUM
  TITLE OF SECURITIES      AMOUNT TO BE     OFFERING       AGGREGATE       AMOUNT OF
    TO BE REGISTERED        REGISTERED   PRICE PER SHARE OFFERING PRICE REGISTRATION FEE
- ----------------------------------------------------------------------------------------
Common Stock, par value
 $5 per share (including
 associated Rights).....  3,000,000 shs.     $48.94*     $146,820,000*      $50,628
========================================================================================

* Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 and is based upon the average of the high and low prices of the Common Stock as quoted for July 17, 1995, in The Wall Street Journal.

  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
================================================================================

PROSPECTUS

                             SHARES OF COMMON STOCK
                            (PAR VALUE $5 PER SHARE)

                                  TENNECO INC.

                               ----------------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE  COMMISSION OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS THE
    SECURITIES AND  EXCHANGE COMMISSION OR ANY STATE  SECURITIES COMMISSION
      PASSED  UPON THE  ACCURACY  OR  ADEQUACY  OF  THIS PROSPECTUS.  ANY
       REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  The shares of Common Stock, par value $5 per share ("Common Stock"), of Tenneco Inc. which may be sold by means of this Prospectus are outstanding shares of Common Stock which were owned as of March 31, 1995, by the persons named in this Prospectus under the caption "Selling Shareholders", having been acquired by them by purchases of Common Stock through the Tenneco Inc. Thrift Plan (the "Plan"), and the shares of Common Stock estimated to be purchased by such persons through the Plan during the twelve month period after such date. Such shares may be offered and sold from time to time by such persons on a national securities exchange or otherwise.

  On July 17, 1995, the closing price per share of the Common Stock as quoted in The Wall Street Journal for said date was $49 3/8.

                               ----------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH ANY OFFER MADE THEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

                  THE DATE OF THIS PROSPECTUS IS JULY 19, 1995

                                  TENNECO INC.

  Tenneco Inc., a Delaware corporation, the issuer of the shares covered by this Prospectus, has its principal executive offices at the Tenneco Building, Houston, Texas 77002, and its telephone number is (713) 757-2131.

                               ----------------

                             AVAILABLE INFORMATION

  Tenneco Inc. is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Information as of particular dates concerning directors and officers of Tenneco Inc., their remuneration, options granted to them, the principal holders of securities of Tenneco Inc. and any material interest of such persons in transactions with Tenneco Inc. is disclosed in proxy statements distributed to shareholders of Tenneco Inc. and filed with the Commission. Such reports, proxy statements and other information filed by Tenneco Inc. with the Commission can be inspected, without charge, and copies may be obtained at prescribed rates, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048.

  Securities of Tenneco Inc. are listed on the New York, Chicago and Pacific Stock Exchanges. Reports, proxy material and other information concerning Tenneco Inc. are on file with and open for inspection at such Exchanges.

                               ----------------

  TENNECO INC. HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO MR. KARL A. STEWART, VICE PRESIDENT AND SECRETARY, TENNECO INC., P.O. BOX 2511, HOUSTON, TEXAS 77252-2511, TELEPHONE NUMBER (713) 757-2131.

  A REGISTRATION STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO THE TENNECO INC. THRIFT PLAN. SUCH REGISTRATION STATEMENT, TOGETHER WITH ALL AMENDMENTS THERETO, IS HEREIN SOMETIMES REFERRED TO AS THE "REGISTRATION STATEMENT." THIS PROSPECTUS DOES NOT CONTAIN ALL THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT, CERTAIN PORTIONS OF WHICH HAVE BEEN OMITTED PURSUANT TO THE RULES AND REGULATIONS OF THE COMMISSION. THE INFORMATION SO OMITTED MAY BE OBTAINED FROM THE COMMISSION'S PRINCIPAL OFFICE IN WASHINGTON, D.C., UPON PAYMENT OF THE FEES PRESCRIBED BY THE COMMISSION.

                              SELLING SHAREHOLDERS

  The following table sets forth the name and address of each Selling Shareholder, his or her current position, office or other relationship with Tenneco Inc.; the number of shares of Common Stock which were owned by him or her as of June 30, 1995, which he or she acquired through the Plan; and the number of shares of Common Stock which it is estimated he or she will purchase through the Plan from June 30, 1995 until June 30, 1996. Any or all of such shares of Common Stock may be offered for sale and sold by the Selling Shareholders from time to time by means of this Prospectus.

                                                          NUMBER OF SHARES
                                                   ------------------------------
                                                     COMMON STOCK     ESTIMATED
                                                      PURCHASED       PURCHASES
                                                   THROUGH THE PLAN   OF COMMON
 NAME AND RELATIONSHIP                              AND HELD AS OF  STOCK THROUGH
   WITH TENNECO INC.              ADDRESS           JUNE 30, 1995   JUNE 30, 1996
 ---------------------            -------          ---------------- -------------
Dana G. Mead............ P.O. Box 2511                     297           207
 Chairman and Chief
  Executive Officer      Houston, Texas 77252-2511
Robert T. Blakely....... P.O. Box 2511                   8,810           693
 Senior Vice President   Houston, Texas 77252-2511
 and Chief Financial
 Officer
John J. Castellani...... P.O. Box 2511                     298           207
 Senior Vice President-- Houston, Texas 77252-2511
 Government Relations
Stacy S. Dick........... P.O. Box 2511                     327           404
 Senior Vice President-- Houston, Texas 77252-2511
 Strategy
Arthur H. House......... P.O. Box 2511                     305           207
 Senior Vice President-- Houston, Texas 77252-2511
 Corporate Affairs
Peter Menikoff.......... P.O. Box 2511                     499           214
 Senior Vice President   Houston, Texas 77252-2511
Barry R. Schuman........ P.O. Box 2511                     413           211
 Senior Vice President-- Houston, Texas 77252-2511
 Human Resources
Kenneth D. Allen........ P.O. Box 2511                   4,367           345
 Vice President          Houston, Texas 77252-2511
Matthew W. Appel........ P.O. Box 2511                   3,000           495
 Vice President--Shared  Houston, Texas 77252-2511
 Service Operations
Philip A. Dur........... P.O. Box 2511                      --            19
 Vice President--        Houston, Texas 77252-2511
 Operations Development
David T. Ellis.......... P.O. Box 2511                     516           214
 Vice President--        Houston, Texas 77252-2511
 Environment, Health and
 Safety
Ilene S. Gordon......... P.O. Box 2511                     578           216
 Vice President--        Houston, Texas 77252-2511
 Operations
Jack Lascar............. P.O. Box 2511                   1,097           234
 Vice President--
  Investor Relations     Houston, Texas 77252-2511
Mark A. McCollum........ P.O. Box 2511                      --            85
 Vice President--        Houston, Texas 77252-2511
  Financial Analysis
  and Planning and
  Controller
M. W. Meyer............. P.O. Box 2511                  13,829           667
 Vice President and      Houston, Texas 77252-2511
 Deputy General Counsel
E. J. Milan............. P.O. Box 2511                   1,811           258
 Vice President          Houston, Texas 77252-2511
Karen R. Osar........... P.O. Box 2511                      75           199
 Vice President and
  Treasurer              Houston, Texas 77252-2511
Robert G. Simpson....... P.O. Box 2511                     446           212
 Vice President--Tax     Houston, Texas 77252-2511
Stephen J. Smith........ P.O. Box 2511                     547           215
 Vice President--Human
  Resources              Houston, Texas 77252-2511
Karl A. Stewart......... P.O. Box 2511                   3,836           327
 Vice President and      Houston, Texas 77252-2511
  Secretary
S. D. Chesebro.......... P.O. Box 2511                   2,862           294
 Chief Executive Officer Houston, Texas 77252-2511
 and
 President--Tenneco Gas
 Inc.
W. R. Phillips, Jr...... P.O. Box 2511                     596           217
 Chairman and Chief      Houston, Texas 77252-2511
 Executive Officer--
 Newport News
 Shipbuilding and Dry
 Dock Company
R. A. Snell............. P.O. Box 2511                     583           216
 Chief Executive Officer Houston, Texas 77252-2511
 and President--Tenneco
 Automotive, a Division
 of Tennessee Gas
 Pipeline Company
Paul T. Stecko.......... P.O. Box 2511                     134           201
 President and Chief     Houston, Texas 77252-2511
 Executive Officer
 Packaging Corporation
 of America

  Each of the Selling Shareholders is an officer or director of Tenneco Inc., its subsidiaries or affiliates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Securities and Exchange Commission (the "Commission") by Tenneco Inc. are incorporated as of their respective dates in this Prospectus by reference:

    1. Annual Report on Form 10-K for the fiscal year ended December 31,
  1994.

    2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

    3. Definitive Proxy Statement for the Annual Meeting of Stockholders held on May 9, 1995.

    4. Description of the Common Stock of Tenneco Inc. included in Tenneco Inc.'s Registration Statement on Form 8-B, Registration No. 1-9864, as filed with the Commission on March 8, 1988.

  All documents subsequently filed by Tenneco Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering hereunder, shall be deemed incorporated in this Prospectus by reference and to be a part of this Prospectus from the date of the filing of such reports.

                                 LEGAL OPINION

  The legality of the Common Stock to which this Prospectus applies has been passed upon by M. W. Meyer, Esq., Vice President and Deputy General Counsel of Tenneco Inc. Tenneco Inc. has been advised by Mr. Meyer that at June 30, 1995, he beneficially owned 24,139 shares of Common Stock of Tenneco Inc.

                                    EXPERTS

  The financial statements and schedules of Tenneco Inc. and consolidated subsidiaries included in Tenneco Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report, which includes an explanatory paragraph that describes certain litigation discussed in Note 6 of those statements, the outcome of which impacts Tennessee Gas Pipeline Company's ongoing customer settlement discussions over the recoverability of its contract reformation costs. Further reference is made to said report, which also includes an explanatory paragraph with respect to the change in the methods of accounting for postemployment benefits, income taxes and postretirement benefits other than pensions.

 SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
                                ACT LIABILITIES

  The By-Laws of Tenneco Inc. provide for the indemnification of its officers and directors under certain circumstances. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Tenneco Inc. pursuant to the foregoing provisions, Tenneco Inc. has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents filed with the Securities and Exchange Commission are incorporated in this registration statement by reference:

    1. The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1994.

    2. Tenneco Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

    3. Tenneco Inc.'s Quaraterly Report on Form 10-Q for the quarter ended March 31, 1995.

    4. Definitive Proxy Statement for the Annual Meeting of Stockholders held on May 9, 1995.

    5. Description of the Common Stock of Tenneco Inc. included in Tenneco Inc.'s Registration Statement on Form 8-B, Registration No. 1-9864, as filed with the Commission on March 8, 1988.

  All documents subsequently filed by Tenneco Inc. or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated in this registration statement by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

  The legality of the Common Stock to which the reoffer prospectus included in this Registration Statement applies has been passed upon by M. W. Meyer, Esq., Vice President and Deputy General Counsel of Tenneco Inc. Tenneco Inc. has been advised by Mr. Meyer that at June 30, 1995, he beneficially owned 24,139 shares of Common Stock of Tenneco Inc.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The By-Laws of Tenneco Inc. include the following provision:

    "Section 14. Each person who is or was a director or officer of the Company, or who serves or may have served at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) and who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, including appeals, shall be indemnified by the Company as matter of right to the full extent permitted or authorized by the General Corporation Law of Delaware, as it may from time to time be amended, against any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in his capacity as a director or officer, or arising out of his status as a director or officer. Each person who is or was an employee or agent of the Company, or who serves or may have served at the request of the Company as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person) may, at the discretion of the Board, be indemnified by the Company to the same extent as provided herein with respect to directors and officers of the Company.

    "The Company may, but shall not be obligated to, maintain insurance at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Company, or is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such. The Company may, but shall not be obligated to, pay expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding.

    "The indemnification provided by this Section 14 shall not be exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law or under any agreement, vote of stockholders or disinterested directors or otherwise."

  Insofar as the foregoing provision permits indemnification (other than the payment by Tenneco Inc. of expenses incurred or paid by a director or officer in the successful defense of any action) for liabilities arising under the Securities Act of 1933, Tenneco Inc. has been advised by the Securities and Exchange Commission that, in the opinion of the Commission, it is against public policy as expressed in the Act and therefore unenforceable. In the event that a claim for such indemnification is asserted by an officer or a director, pursuant to the foregoing provision or Delaware law, Tenneco Inc. will (unless the question has already been determined by a precedent deemed to be controlling) submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  Tenneco Inc. has purchased insurance which purports to insure Tenneco Inc. against certain costs of indemnification which may be incurred by it pursuant to the foregoing provision, and to insure the officers and directors of Tenneco Inc., and of its subsidiary companies, against certain liabilities incurred by them in the discharge of their function as such officers and directors except for liabilities resulting from their own malfeasance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

  Not applicable.

ITEM 8. EXHIBITS

  Exhibits not incorporated by reference to a prior filing are designated by an asterisk; all exhibits not so designated are incorporated herein by reference to a prior filing as indicated.

  4(a)     --Specimen Certificate of Common Stock (Exhibit 4(b)(2) to Registration No. 33-
             17815).
  4(b)     --Certificate of Incorporation as amended and supplemented as of March 1, 1995
             (Exhibit 3(a)(1) to Form 10-K for the fiscal year ended December 31, 1994, File
             No. 1-9864).
  4(c)     --Rights Agreement dated as of May 24, 1988, as amended and restated October 1,
             1989, between Tenneco Inc. and First Chicago Trust Company of New York, as
             Rights Agent (Exhibit 4(d) to Registration No. 33-43561).
 *5        --Opinion of M. W. Meyer re legality of Common Stock.
 15        --None.
 *23(a)    --The consents of Arthur Andersen LLP are attached to this Registration
             Statement.
 *23(b)    --The consent of M. W. Meyer, Esq. is contained in his opinion filed as Exhibit
             5 to this Registration Statement.
 *24       --Powers of Attorney of Mark Andrews, W. Michael Blumenthal, M. Kathryn
             Eickhoff, Peter T. Flawn, Henry U. Harris, Jr., Belton K. Johnson, John B.
             McCoy, Joseph J. Sisco, William L. Weiss and Clifton R. Wharton, Jr.
  28       --None.
  99(a)(1) --Tenneco Inc. Thrift Plan as Amended and Restated Effective July 1, 1992 (Ex-
             hibit 28(a)(1) to Registration Statement No. 33-60316).
  99(a)(2) --Copy of Amendment No. 1 to the Tenneco Inc. Thrift Plan (Exhibit 28(a)(2) to
             Registration Statement No. 33-60316).
  99(b)(1) --Copy of Affirmation and Acceptance by Successor Trustee dated April 7, 1966 of
             Thrift Plan Trust Agreement (Exhibit 3, Registration No. 2-28834).
  99(b)(2) --Copy of Trust Agreement amended as of January 1, 1976 (Exhibit 2, Form 11-K
             Annual Report of the Thrift Plan of Tenneco Inc. for the fiscal year ended
             December 31, 1976).

  99(b)(3) --Copy of Amendment dated March 2, 1978, to Tenneco Inc. Thrift Plan
             Trust Agreement, amended as of January 1, 1976 (Exhibit 1, Form
             11-K Annual Report of the Thrift Plan of Tenneco Inc. for the
             fiscal year ended December 31, 1978).
  99(b)(4) --Copy of Amendment No. Two of Trust Agreement, dated March 6, 1985, effective as of March 6, 1985 (Exhibit 28(b)(4), Registration No.
             2-97420).
  99(c)    --Copy of Tenneco Inc. Thrift Plan Summary Plan Description (Exhibit
             28(c), Registration No. 33-45345).

  The Registrant has submitted the Plan, and hereby undertakes to submit any amendment thereto, to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9. UNDERTAKINGS

A. SUBSEQUENT DISCLOSURE.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  provided, however, that the undertakings set forth in paragraphs (i) and
  (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. INCORPORATION BY REFERENCE.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. DELIVERY OF CERTAIN MATERIAL.

   The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report for the preceding year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

D. COMMISSION POSITION ON INDEMNIFICATION

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 19TH DAY OF JULY, 1995.

                                          TENNECO INC.

                                                       Dana G. Mead
                                          By___________________________________
                                                       Dana G. Mead
                                               Chairman and Chief Executive
                                                          Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

             SIGNATURE                             TITLE                    DATE
             ---------                             -----                    ----
             Dana G. Mead
 --------------------------------------
             Dana G. Mead              Principal Executive Officer
                                        and Director                   July 19, 1995

          Robert T. Blakely
 --------------------------------------
          Robert T. Blakely            Principal Financial and
                                        Accounting Officer             July 19, 1995

Mark Andrews, W. Michael Blumenthal,   Directors
 M. Kathryn Eickhoff, Peter T. Flawn,
 Henry U. Harris, Jr., Belton K.
 Johnson, John B. McCoy,
 Joseph J. Sisco, William L. Weiss,
 Clifton R. Wharton, Jr.

By        M. W. Meyer                                                  July 19, 1995
- ----------------------------------
       Attorney-in-fact


                                   SIGNATURE

THE PLAN

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE TENNECO INC. THRIFT PLAN HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON THIS 19TH DAY OF JULY, 1995.

                                          TENNECO INC. THRIFT PLAN

                                                      Dana G. Mead
                                          By __________________________________

                                                      Dana G. Mead
                                            Chairman of the Tenneco Benefits
                                                        Committee

                                    CONSENTS

                INDEPENDENT PUBLIC ACCOUNTANTS FOR TENNECO INC.

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 16, 1995, included in the Annual Report of Tenneco Inc. on Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this Registration Statement.

                                          Arthur Andersen LLP

Houston, Texas
July 19, 1995

                               ----------------

          INDEPENDENT PUBLIC ACCOUNTANTS FOR TENNECO INC. THRIFT PLAN

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated May 12, 1995, included in the Annual Report of the Tenneco Inc. Thrift Plan on Form 11-K for the year ended December 31, 1994, and to all references to our Firm included in this Registration Statement.

                                          Arthur Andersen LLP

Houston, Texas
July 19, 1995